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                                                                    EXHIBIT 23.1

                  [Letterhead of Rayburn, Betts & Bates, P.C.]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Cavalry Bancorp, Inc.
Murfreesboro, Tennessee

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of Cavalry Bancorp, Inc., of our report dated September 25, 1997, relating to the consolidated financial statements of Cavalry Banking and Subsidiaries contained in the Prospectus, which is a part of such Registration.

We also consent to the reference to our firm under the heading "EXPERTS" contained in such Prospectus.

                                        /s/ Rayburn, Betts & Bates, P.C.
                                        Rayburn, Betts & Bates, P.C.

Nashville, Tennessee
January 5, 1998